HSBC

PRIVATE AND CONFIDENTIAL

Our Reference: CS/BB/JBU/313482341/1565055688000:137/NA
CARM: 190726 & CM060819

6 August 2019

(1) P/s sign & stamp at page 18
(2) Initial every pages

MY ALL SERVICES SDN. BHD. ("Customer")
14, JALAN RENGAS
TAMAN MELODIES
80250, JOHOR BAHRU
JOHOR

Dear Sirs,

BANKING FACILITY(IES) ("FACILITIES")
CUSTOMER NO. 313-482341

We refer to your application and are pleased to advise that we are prepared to provide you the Facilities subject to the terms and conditions herein, in the Schedule and the Annexures (collectively, "the Facilities Offer Letter").

The Facilities are subject to review at any time, in any event by **July 2020**.

The Facilities are subject always to the Bank's customary overriding right of suspension, withdrawal and repayment on demand. Other terms herein also apply which may allow the Bank to cease providing the Facilities to you.

Facilities [Offer Letter is principal / not principal instrument]	**Limit(RM)**
Overdraft	500,000

In consideration of the Bank granting the Facilities to you and so long as the Bank continues to make the Facilities available to you:

(i) the Customer shall grant the Bank a right of first refusal to offer to the Customer and its group of companies ("Customer Group"): (a) credit and trade facilities, (b) structured and investment banking products and services, e.g. debt or equity market services, corporate finance and mergers & acquisitions, (c) hedging services, (d) cash management & liquidity services, trade solutions and related services (item (a) to (d) are known as "Future Services" which are related directly or indirectly to the Facilities); and

(ii) the Bank shall be given the final right to match the terms and conditions offered by other financier(s) in relation to the Future Services, and the Customer shall accept the Future Services from the Bank if the Bank is willing to match such terms and conditions.

The Facilities are also granted subject to satisfactory conduct of your current accounts in accordance with guidelines issued by Bank Negara Malaysia and/or policies of the Bank or other financial institutions you have current accounts with from time to time.

If there is any breach which may subject any of your current accounts (be it with the Bank or other financial institution) to closure, the Bank shall have the right to recall the Facilities. This is notwithstanding that your current account(s) with the Bank whether held solely or jointly with others are conducted satisfactorily.

The Bank may rely on information furnished by the Credit Bureau or such similar agency, howsoever named, established by Bank Negara Malaysia for information whether any of your current accounts have become liable to closure.

Reliance by the Bank on such information shall not subject it to any liability to you or other parties should there be inaccuracy in such information unknown to the Bank.

To signify understanding and acceptance of the Facilities and its terms and conditions, please arrange for your authorised signatories to sign this Facilities Offer Letter in accordance with your company's board resolution, a certified true copy of which is to be given to the Bank together with the required documents (please refer to **First Schedule (Part C)** when returning the duly accepted Facilities Offer Letter to the Bank **on or before 5 September 2019**, otherwise this offer will lapse unless the Bank in its discretion agrees to extend the offer period. Please note that we reserve the right **to withdraw the offer at any time prior to receipt of the acceptance.**

In compliance with Bank Negara Malaysia's directive, it is a condition of this offer that if the Facilities are not drawn down within three months from completion of documentation, or if you fail to advise the Bank in writing within 30 days from the expiry of such three month period that you still require the Facilities, the Bank may withdraw the Facilities without further reference to you.

We are pleased to be of assistance to you and look forward to the development of a mutually beneficial and lasting banking relationship including your opening and/or maintaining your main working capital / operating account with us. Should you have any query, please do not hesitate to contact our **Zoe Lim** at telephone no. **07-2198469**

Yours faithfully,
For and on behalf of
HSBC Bank Malaysia Berhad

Relationship Manager

Lim Lee Feng Zoe
053841

FIRST SCHEDULE
PART A
(an integral part of this Facilities Offer Letter)

Purpose of the Facilities:-

Overdraft
Working capital requirements.

The Bank shall have no obligation to monitor or ensure the usage of the Facilities for their stated purpose(s). It shall have the right to recall the Facilities if not used for the purpose(s) stated.

[end of Part A]

FIRST SCHEDULE
PART B
(an integral part of this Facilities Offer Letter)

Security to be obtained:

	Type of Security	Particulars / Description
(a)	Corporate Guarantee:	Guarantor: Primech Services & Engrg Pte Ltd Amount: RM500,000
(b)	Security Over Deposit:	Depositor: My All Services Sdn. Bhd. Amount: RM200,000 in Time Deposit Financial Institution: HSBC Bank Malaysia Berhad

Further Security
If at any time the Bank shall consider that the securities for the Facilities as described in **First Schedule (Part B)** are insufficient or further securities are required, the Customer shall within 14 days from the date of the Bank's notice requiring the Customer to do so, provide such security or further security as the Bank shall require, whether in cash or otherwise, of such value and for such tenure as the Bank shall specify. In the event the Customer fails to provide such security within the time stipulated, the Bank shall have the right to require repayment on demand or to decline to continue to make available or to withdraw the Facilities or any part thereof.

Maintenance of shareholding
The Customer undertakes to procure its related company which provides a corporate guarantee to the Bank, to remain as a member of the same group of companies to which the Customer belongs without any change in its shareholding structure, unless with the Bank's prior written consent.

For avoidance of doubt, this includes the Customer undertaking not to divest any part of its shareholding in the said related company unless with the Bank's prior written consent.

Security over credit balances
Where the Facilities are secured by credit balances in the Customer's account(s) with the Bank, if the Facilities are extended beyond the expiry/ maturity date of the account(s) (such account(s) being a deposit, safekeeping or investment with a stated expiry or maturity, howsoever described) such account(s) may be renewed or extended automatically for such tenure to be agreed by the parties, or in the absence of mutual agreement, at the decision of the Bank, each time it falls due and will remain as continuing security for so long as the Facilities shall remain unpaid.

Attestation
The Bank's solicitors will contact the Customer to arrange for attestation.

[end of Part B]

FIRST SCHEDULE
PART C
(an integral part of this Facilities Offer Letter)

Representations and Warranties:

(1) The Customer and where applicable, any companies within the Customer's group, are in compliance with all applicable environmental laws, regulations and guidelines ('environmental laws') in force from time to time in the place(s) where the Customer's business and where applicable, companies within the Customer's group is/are conducted.

(2) If the Customer or a shareholder (whether direct or indirect, legal or beneficial) of the Customer is a company incorporated in a country that permits issuance of bearer shares, the Customer confirms and warrants that neither it nor such shareholder has issued any bearer shares and further undertakes that neither it nor such shareholder will issue or convert any of its shares or such shareholder's shares (as the case may be) to bearer form without the prior written consent of the Bank, failing which the Bank reserves the right to terminate the banking relationship with the Customer.

Positive Covenants:

The Customer hereby covenants and agrees that it shall:

(1) inform the Bank regarding any management structure change/change in the composition of the board/major shareholders in the Customer's business.

(2) inform the Bank of any significant internal or external business developments which may affect the financial position of the Customer's business.

(3) submit two (2) signed/certified copies of the Customer's next set of audited accounts, and if the Bank's review date is more than six (6) months from the end of the Customer's last financial period, the Customer is also required to submit two (2) copies of its latest updated management accounts before the review date mentioned above or whenever so requested by the Bank.

(4) ensure that audited financial statements submitted to the Bank shall be by external audit firms/partners acceptable to the Bank. The Bank shall have the right to require engagement of alternative external audit firms/partners if otherwise not acceptable, without assigning reason therefore.

(5) obtain and maintain in full force and effect all governmental and other approvals, authorities, registrations, licenses and consents required in connection with the Facilities.

(6) If:
i. the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or internal policy of the bank made after execution of this Letter;
ii. any change in the status of your company after execution of this Letter; or
iii. a proposed assignment or transfer by the Bank of any of its rights and obligations under this Letter obliges the Bank (or, in case of item (iii) above, any prospective new lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, you shall promptly upon our request supply, or procure the supply of, such documentations and other evidence as is reasonably requested by us, (or in the case of the event described in item (iii) above, on behalf of any prospective new lender) in order for us, or in the case of the event described in item (iii) above, any prospective new lender to carry out and be satisfied it has complied with all necessary "know

your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in this Letter or any other document designated as such by both parties.

Financial Covenants:

The Customer covenants that, so long as part of its indebtedness or facilities remains unpaid, it shall not without the prior written consent of the Bank:

(1) in any financial year of the Customer, declare or pay any dividends (including stock dividends) upon any present or future capital stock of the company where the amount of all such dividends declared or paid in such year exceeds or will exceed after-tax profit for such year.

Documents Required

(1) Board Resolution

A suitable board resolution (or similar corporate authorisation)

(a) from the Customer authorising:-
 (i) the negotiation and acceptance of the Facilities;
 (ii) the creation of the security(ies) listed in **First Schedule (Part B)** in favour of the Bank;
 (iii) person(s) authorised to sign and accept on behalf of the Customer, this Facilities Offer Letter, the security documentation and all other documents as may be required by the Bank;

(b) from the security provider authorising:-
 (i) the creation of the security(ies) listed in **First Schedule (Part B)** in favour of the Bank;
 (ii) person(s) authorised to sign the security documentation and all other documents as may be required by the Bank;

(2) (i) Customer's Letter of Undertaking in relation to Financial Guarantees Obtained by a Resident From a Non-Resident for purpose of Sections 14(3), (4) and (5) of Part E, Notice 2 of the Foreign Exchange Administration Rules, in such format and substance as prescribed by the Bank

 (ii) Copy of approval letter issued by Bank Negara Malaysia with respect to financial guarantee(s) obtained, as per Section 14(4) of Part E, Notice 2 of the Foreign Exchange Administration Rules (where applicable).

 (iii) Document(s) evidencing registration with Bank Negara Malaysia within seven (7) business days after obtaining financial guarantee(s) in amount exceeding RM50 million or its equivalent in aggregate, as per Section 14(5) of Part E, Notice 2 of the Foreign Exchange Administration Rules (where applicable).

Conditions Precedent:

The Facilities shall only be available for drawing or utilisation if:

(1) no misrepresentation or breach of warranty made to the Bank express or implied has occurred;

(2) all fees, costs and expenses due and payable under the Facilities or under any of the Security Documents shall have been fully paid and settled;

(3) no potential Event of Default and no event which with the giving of notice or lapse of time would constitute an Event of Default shall have occurred or is continuing;

(4) the Bank shall have received all the above Documents Required and any other documents, opinions, certificates, or evidence of authorisations as it shall require;

The conditions precedent are for the sole benefit of the Bank, who may waive their compliance without prejudice to its rights herein or in any Security Document.

Waiver shall not preclude us from demanding that any waived provision be complied with or remedied subsequently. Waiver of a condition precedent shall not mean waiver of any other condition precedent or term.

[end of Part C]

ANNEXURE I

SPECIFIC TERMS APPLICABLE TO SPECIFIC FACILITIES
(an integral part of the Facilities Offer Letter)

Overdraft

Interest , 7.99%

- Interest is charged at **1.25%** per annum at daily rests above the Bank's Base Lending Rate. (The Base Lending Rate is presently at **6.74%** per annum) subject to fluctuations at the Bank's discretion.
- Interest will be payable monthly, to the debit of the Customer's current account on every 26th day of the month, or as otherwise stipulated by the Bank.
- In the event the approved limit is exceeded, or if the Bank has demanded repayment of the overdraft, additional interest will be charged at 1% per annum, or such other higher rate determined by the Bank from time to time, above the applicable rate of interest of the overdraft on the excess amount, or the amount outstanding and unpaid after demand for repayment, as the case may be.
- The additional interest shall accrue from day to day and may be debited to the Customer's current account but this shall not oblige the Bank to allow or continue to allow any excesses on the Customer's overdraft or shall be without prejudice to any right or remedy of the Bank arising upon demand for repayment, as the case may be.
- Interest due shall be capitalised and added for all purposes to the principal sum, and bear interest at the relevant applicable rate, notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship.

Commitment Fee
A commitment fee of **1%** per annum will be charged on the unutilised portion of the overdraft facility.

Repayment
The overdraft, in accordance with banking practice, is subject to the Bank's customary overriding right of suspension, withdrawal and repayment on demand. This shall be notwithstanding anything to the contrary herein contained in this Facilities Offer Letter and whether it is prior to the time for annual review.

Where the overdraft is recalled, it shall be the Customer's sole responsibility to immediately fund the Customer's account without any further notice to the Customer from the Bank to meet any un-presented cheques in circulation to avoid such cheques being returned for lack or insufficiency of funds. In the event the Customer fails to do so, the Bank shall be entitled to refuse to honour any such cheques still in circulation and shall not incur any liability to the Customer whatsoever.

[end of Annexure I]

ANNEXURE II

GENERAL TERMS APPLICABLE TO ALL FACILITIES
(an integral part of the Facilities Offer Letter)

Review of Facilities

The Bank may charge a facilities management fee annually (for assessing and tailoring facilities to suit changing requirements of customers) or upon amendment of existing facilities, which charges shall be paid before any of the facilities are utilised and if remaining unpaid shall be debited without further notice to the Customer's current/disbursement/other account opened by the Bank for the purpose. Notwithstanding these charges, the Bank reserves the absolute discretion to exercise its remedies provided hereunder and/or whether to grant, vary, restructure, adjust or otherwise modify any facility or its terms, and/or temporary excess or temporary drawing against uncleared effects.

Variation of Terms

Notwithstanding anything to the contrary, the Bank may in its absolute discretion without discharging any of the Customer's liabilities herein and/or under the security documents vary or add to the terms herein.

Variations include, but are not limited to

- rates of interest (including overdue and excess interest), additional interest commission, commitment fees, and other banking charges (including varying the mode or method of calculating interest, commission or such other charges or otherwise)
- the amount or form of the Facilities granted so as to convert or cancel one or more facility or create two or more facilities comprised in the Facilities (provided always at the applicable rate of interest)

Except for fluctuations to the Base Lending Rate or otherwise expressly provided, variations or additions shall take effect upon notice to the Customer.

Events Of Default

Without prejudice to the Bank's customary overriding right of suspension, withdrawal and repayment on demand, the Facilities may be immediately suspended or terminated and all sums (including contingent sums) payable on demand in the event:-

a) the Customer defaults in the payment of any sum due under the Facilities (whether instalments, interest or otherwise); or
b) the Customer has given incomplete, misleading or incorrect material information to the Bank in relation to procuring the provision or continued provision of the Facilities, or the Customer's account is conducted in an unsatisfactory manner; or
c) the Customer fails to observe or perform any of its covenants or obligations to the Bank; or
d) any of the Customer's declarations, representations or warranties shall be untrue or incorrect; or
e) the Customer breaches any of the warranties/covenants contained herein or in the security documents; or
f) the Customer is unable to pay its debts or suspend payments thereof; or
g) a petition is presented and not withdrawn or stayed by an order of Court within a period of thirty (30) days of its presentment or an order is made or resolution passed for the Customer's winding-up, dissolution or liquidation; or
h) the Customer enters into composition or arrangement with or for the benefit of its creditors, or commences a meeting for the purpose of making or proposing and/or entering into any arrangement with or for the benefit of its creditors; or
i) a judicial manager, trustee, receiver or other similar officer is appointed over the whole or any part of the Customer's assets or undertaking; or
j) the Customer ceases or threatens to cease to carry on business, or disposes or threatens to dispose of the whole or a substantial part of its undertaking or assets; or
k) for any reason any guarantee or security given for the repayment of the Facilities shall be challenged, terminated or lapse for any reason whatsoever or if the guarantor or security provider shall be in default under the terms of such guarantee or security or dies or becomes of unsound mind or is wound up or commits any act of bankruptcy or similar thereto; or
l) the Customer alleges that all or a material part of these terms or any security document have ceased to be of full force or effect; or
m) any of the Customer's other indebtedness (whether incurred jointly or individually) to the Bank or to HSBC Amanah Malaysia Berhad or any other third party or parties becomes capable in accordance

with the relevant terms thereof of being accelerated in repayment or declared due prematurely by reason of the Customer's default or failure to make any payment in respect thereof on the due date for each payment or if due on demand when demanded or any security for such indebtedness becomes enforceable; or

n) where the purpose of the facility is to finance acquisition of property, the Customer or any other party to the sale and purchase agreement commits or threatens to commit a breach of any term, stipulation, covenant or undertaking contained in such agreement, or if a petition is presented for the winding-up of the developer of the property (where applicable) being financed; or

o) if the Customer, any security provider or a Related Corporation (as defined in the Companies Acts 2016) is under investigation under the provisions of the Companies Act 2016 or any similar securities legislation and regulations in force, whether wihin or outside Malaysia from time to time; or

p) in the Bank's opinion, there is any change or threatened change in circumstances which would materially and adversely affect the Customer's business or financial condition or ability to perform its obligations under this Facilities Offer Letter or any other agreement with the Bank, including, if the Customer is not a listed entity or is a limited liability partnership, any change or threatened change in its shareholders or directors, or if the Customer is a listed entity, any change or threatened change in its single largest shareholder or directors; or

q) in the Bank's opinion, there is any change or threatened change in circumstances which materially and adversely affect the ability of any guarantor or security provider to perform its obligations under any security given to the Bank; or

r) if, by reason of any change after the date of this Facilities Offer Letter in applicable law, regulation or regulatory requirement or, in the interpretation or application thereof of any governmental or other authority charged with the administration thereof it shall become unlawful for the Bank to comply with its obligations herein or to continue to make available the Facilities.

If there are circumstances likely to lead to events of default among other things due to irregularities in the Customer's financial affairs or its inability to meet its indebtedness to the Bank, it is proposed that the Customer contacts the Bank for an early appraisal of its commitment.

EARLY TERMINATION EVENT

If in the Bank's opinion, circumstances have arisen which materially and adversely affect the reputation of, and/or otherwise bring negative publicity to, the Bank or HSBC Group, by reason of the provision or continued provision of the Facilities, the Bank is entitled to exit the Facilities and to require the Customer to fully pay and discharge all its outstanding obligations under the Facilities within such period of time as stated in the Bank's written notice to the Customer, failing which the Bank is entitled to call an event of default for non-payment by the Customer.

Other Terms and Conditions

(1) **Availability**

Availability of the Facilities is subject to legal documentation having been completed to the satisfaction of the Bank. If security documentation cannot be perfected for any reason within 3 months of the acceptance date of this Facilities Offer Letter, the Bank reserves the right to withdraw the Facilities offered without further reference to the Customer. Unless specifically provided for in Annexure I, any part of the Facilities not drawn down within 12 months from the date hereof shall be automatically cancelled..

(2) **Fees and charges**

The Bank shall charge at its absolute discretion, where applicable, fees as follows:

- Facility Arrangement Fee; and/or
- Facility Management Fee;

which charges shall be paid before any Facilities is utilised and if remaining unpaid shall be debited without further notice to the Customer's current/disbursement/other account whether or not opened by the Bank for the purpose. Please refer to the Bank's standard Tariff and Charges (available for download at www.hsbc.com.my) subject to variation from time to time. If there is any conflict between the said Tariff and Charges and any fees and charges specifically stated herein, the fees and charges specifically stated herein shall prevail. (If the Customer is a "small and medium enterprise" within the National SME Development Council's definition, such fees and charges shall not apply to the Customer.)

Notwithstanding these charges, the Bank reserves the absolute discretion whether to grant or otherwise any facility, restructuring / adjustment of facility and/or temporary excess or temporary drawing against uncleared effects.

(3) **Legal expenses and other charges**

All stamp duty and solicitors' fees that is payable (assessed on a 'solicitor and client' basis) incurred by the Bank:

i) in connection with or incidental to the provision of the Facilities; and/or

ii) in its enforcement of its rights under any of the Facilities or any security provided;

shall be payable by the Customer.

Such amounts may be debited without prior notice to the Customer's current or other account(s) or a disbursement/suspense account opened by the Bank for the purpose.

(4) **Withholding or deduction**

All payments by the Customer under the Facilities are to be made in immediately available funds free and clear of and without any withholding or deduction for any and all present or future taxes, duties or other such levies.

If the Customer is compelled by law to make any such withholding or deductions, the Customer will pay to the Bank such additional amounts required to enable the Bank to receive the amount which would be payable if no such withholding or deduction had been required.
The Customer shall provide the Bank with evidence that such taxes, duties or other such levies have been paid by forwarding the Bank official receipts within 30 days of payment.

(5) **Increased costs**

If the effect of any, or i) a change in (or in the interpretation, administration or application of) any, law or regulation; ii) compliance with any law or regulation made after the date of this Letter; or iii) the implementation or application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV is to increase the cost to the Bank of advancing, maintaining or funding this Facilities or to reduce effective return to the Bank, the Bank reserves the right to require payment on demand of such amounts as the Bank considers necessary to compensate itself therefore.

The terms "laws" and "regulation" in the above paragraph shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or tax.

(6) **Non-contravention of legislation prohibiting connected party lending**

Please note that applicable banking legislation has imposed certain prohibitions on the Bank providing banking facilities to persons related to its officers, directors or employees, and that of its holding company, The Hong Kong and Shanghai Banking Corporation Limited (incorporated in Hong Kong SAR). These are section 47 of the Financial Services Act 2013 ("FSA") read with the Guidelines on Credit Transactions and Exposures with Connected Parties issued by Bank Negara Malaysia, and also Section 83 of the Banking Ordinance of Hong Kong SAR (collectively, the "Prohibitions").

In acknowledging/accepting this Facilities Offer Letter, the Customer is to advise the Bank whether the Customer is in any way connected to any of the Bank's officers, directors or employees, and/or the directors or employees of The Hong Kong and Shanghai Banking Corporation Limited within the meaning of the Prohibitions, and in the absence thereof, the Customer represents that it is not so connected.

The Customer is required to immediately advise the Bank in writing should such relationships creating a prohibited lending under the aforesaid Prohibitions be established subsequent to the acceptance of the Facilities.

(Please note that for the purposes of the FSA, "officer" encompasses "any employee of the financial institution" and that "director" and "officer" also includes a spouse, child or parent of a director or officer. The texts and summary clarifications of these Prohibitions will be made available upon request.)

(7) **Terms and conditions in other documentation**

- Other terms and conditions as contained in the Bank's legal or security documentation ("Other Documentation") executed or to be executed by the Customer shall apply. In the event of any inconsistency between the terms of this Facilities Offer Letter and the terms of the Other Documentation, the terms of this Facilities Offer Letter will prevail.
- For avoidance of doubt, additional, modified, or other terms and conditions to those stated herein may be advised by the Bank's solicitors and may be contained in those other documents when formalising such documentation on the Bank's behalf.
- The Bank's: a) Standard Tariffs and Charges; b) Standard Trade Terms (applicable to Bank Guarantees, Import and Export Lines and trade finance facilities), and c) Generic Terms & Conditions (all of which are available at www.hsbc.com.my) may also apply, as relevant, as if incorporated as part of this Facilities Offer Letter.
- The Customer is to carefully read and understand all terms and should obtain independent legal advice thereto before signing.

(8) **Default/Late Payment Interest not otherwise provided for**

Where a specific default, excess or late payment interest rate is not otherwise provided for under the terms of any specific facility, the Bank may charge the following for any payments that are overdue, or if payable on demand, from the date the amount is stated to be due pursuant to such demand:

- For Ringgit-denominated facilities or amounts, or after any amounts due in other currencies are converted to Ringgit

  1% per annum above the interest rate applicable for the particular facility, or if none, **3.5%** above the Bank's prevailing Base Lending Rate or such other rate as may be determined by the Bank from time to time.
- For non-Ringgit-denominated facilities or amounts, before the amounts due are converted to Ringgit

  1% per annum above the interest rate applicable for the particular facility, or if none, **3.5%** above the Bank's prevailing Cost of Funds (for such tenor as selected by the Bank) or such other rate as may be determined by the Bank from time to time.

Such interest shall be capitalised and added for all purposes to the principal or overdue sum, as the case may be for that facility, and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

(9) **Priorities**

Subject to the provision of the security documents (where applicable), if any amount received or recovered in respect of the Customer's liabilities hereunder or any part thereof is less than the amount then due, the Bank shall apply that amount to interest, profit, principal or any other amount then due and payable in such proportions and order of priority and generally in such manner as the Bank may determine.

(10) **Repayments generally and ascertaining of limits**

Unless otherwise provided, interest due shall be capitalised and added for all purposes to the principal sum and shall bear interest at the relevant applicable rate notwithstanding any demand by the Bank and/or cessation of the banker and customer relationship for whatever reason and before as well as after judgment.

Any amounts of interest or other non-principal sums debited to the Customer's accounts which is capitalised shall not affect the determining whether the principal limit under any security given for the Facilities has been exceeded or not.

(11) **Banker's common law rights applicable**

The Bank may combine, consolidate or merge all or any of the Customer's accounts and may set off or transfer any sum outstanding to the credit of any such accounts with the Bank in or towards the satisfaction of any of the Customer's liabilities under the Facilities.

The Bank may also debit any of the Customer's accounts in respect of amounts payable under any security documents or security for the Facilities if the security party fails to make any required payments thereunder.

(12) **Conclusive evidence**
A certificate signed by an officer of the Bank as to any amount(s) payable hereunder shall be conclusive evidence save for manifest error.

(13) **Financial Crime Risk Management Activity**
The Bank's Generic Terms & Conditions ("GTC") (available at www.hsbc.com.my) shall apply:

(i) GTC Clause 8 on "Financial Crime Risk Management Activity" is incorporated into this Facilities Offer Letter.
(ii) GTC Clause 8 is to be read together with GTC Clause 40 on "Definitions".
(iii) GTC Clause 8 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on "Amendment of Terms & Conditions" and the prevailing version shall apply to this Facilities Offer Letter.

The Customer also makes the following representation:

Sanctions
None of the Customer, any of its Subsidiaries, any director or officer or any employee, agent, or Affiliate of the Customer or any of its Subsidiaries is an individual or entity ("Person") that is, or is owned or controlled by Persons that are, (i) the target or subject of any sanctions administered or enforced by the US Department of the Treasury's Office of Foreign Assets Control, the US Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury, Bank Negara of Malaysia or any other relevant sanctions authorities (collectively, "Sanctions") or (ii) located, organised or resident in a country or territory that is, or whose government is, the target or subject of Sanctions, including, without limitation, currently the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

Anti-money laundering
The operations of the Customer, its Subsidiaries and their Affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Customer, any of its Subsidiaries or any of their Affiliates (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Customer, any of its Subsidiaries or any of their Affiliates with respect to the Money Laundering Laws is pending or, to the best knowledge of the Customer, threatened.

Anti-bribery
None of the Customer or any of its Affiliates, nor, to the knowledge of the Customer, any director, officer, agent, employee or other person acting on behalf of the Customer or any of its Affiliates is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the "UK Bribery Act") and the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA"). Furthermore, the Customer and, to the knowledge of the Customer, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(14) **Collection, Processing and Sharing of Customer Information**
The Bank's Generic Terms & Conditions ("GTC") (available at www.hsbc.com.my) shall apply:

(i) GTC Clause 10 on "Collection, Processing and Sharing of Customer Information" is incorporated into this Facilities Offer Letter.
(ii) GTC Clause 10 is to be read together with GTC Clause 40 on "Definitions".
(iii) GTC Clause 10 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on "Amendment of Terms & Conditions" and the prevailing version shall apply to this Facilities Offer Letter.

(15) **Credit Reporting Agency**

The Customer consents to:

(i) the Bank carrying out credit checks and obtaining credit reports and information from time to time on the Customer's business and/or its company and also on any guarantor and security provider; any shareholder (whether direct or indirect, legal or beneficial), director and officer of the Customer, a guarantor and/or a security provider; any partner or member of a partnership; any office-bearer; any signatory; and any other person and/or entity having a relationship to the Customer that is relevant to the Customer's relationship with the Bank or any other member of HSBC Group (as applicable) (collectively, "**Data Subjects**") any credit reporting agencies registered under the Credit Reporting Agencies Act 2010 (as listed on the Bank's website at www.hsbc.com.my); and

(ii) the Credit Bureau Malaysia sourcing and retaining information on the Customer's business and/or its company and all Data Subjects from any available data source, and disclosing to the Bank any such information as may be requested by the Bank.

The Customer warrants that the Customer has been irrevocably authorised by the Data Subjects to give this consent on their behalf.

(16) **Tax Compliance**

The Bank's Generic Terms & Conditions ("GTC") (available at www.hsbc.com.my) shall apply:

(i) GTC Clause 14 on "Tax Compliance" is incorporated into this Facilities Offer Letter.

(ii) GTC Clause 14 is to be read together with GTC Clause 40 on "Definitions".

(iii) GTC Clause 14 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on "Amendment of Terms & Conditions" and the prevailing version shall apply to this Facilities Offer Letter.

(17) **Conflict & Order of Priority**

The Bank's Generic Terms & Conditions ("GTC") (available at www.hsbc.com.my) shall apply:

(i) GTC Clause 32 on "Conflict & Order of Priority" is incorporated into this Facilities Offer Letter.

(ii) GTC Clause 32 is to be read together with GTC Clause 40 on "Definitions".

(iii) GTC Clause 32 and Clause 40 may be amended from time to time in accordance with GTC Clause 7 on "Amendment of Terms & Conditions" and the prevailing version shall apply to this Facilities Offer Letter.

(18) **Notices**

- Any notice demand or request may be given by ordinary or registered post (not being AR registered post) sent to the Customer at its address herein stated or to its last known address and such notice shall be deemed to have been duly served three (3) days after it is posted notwithstanding that it is returned by the postal authorities undelivered.
- Notice as to fluctuation of the Base Lending Rate, variation of interest, commission, fees and all other bank charges may also be effected by a notification of the variation in the periodic statements furnished to the Customer from time to time or by way of an unsigned notice or letter produced by the Bank's computer or by way of advertisement in any newspaper or by notification at any of the Bank's premises or in such manner the Bank deems fit and such variation shall take effect from the date stipulated therein.

(19) **Payments received to be in gross**

All monies received for the purpose of being applied in reduction of any monies owing to the Bank (whether from payments received or from the realisation of any security or otherwise) shall be treated as payments in gross and not as appropriated or attributed to any specific part or item of the monies owing to the Bank, even if appropriated thereto by any person otherwise purportedly entitled to so appropriate.

(20) **Suspense account**

In the advent of any liquidation or analogous thereto, any monies received by the Bank in respect of the Facilities or any security granted may be kept to the credit of a non-interest bearing suspense account for such terms as the Bank deems fit without any obligation in the meantime to apply the same or any part thereof towards settlement of any liabilities due, and

the Bank may prove for and agree to accept any distributions in respect of the whole or any part of such money and liabilities in the same manner as if no security had been created.

(21) **Remedies concurrent**
The Bank shall have the right to exercise any rights or remedies available to it under this Facilities Offer Letter, any security or otherwise (including pursuing any right of sale or possession) against the Customer or any party providing security for the Facilities concurrently or successively as it may consider appropriate.

(22) **Severability**
If any provision herein is or becomes prohibited or unenforceable by law or any applicable regulations, the remaining terms shall remain valid and enforceable and/or continue to be valid and enforceable in any other jurisdiction where the law provides that it is valid.

(23) **Exercise of remedies**
The Bank may exercise any right, power or remedy it may have, whether it is stated here or conferred upon it by law even after a delay.

All rights and powers of the Bank in law or equity are exercisable even if they overlap with any rights and powers in this Facilities Offer Letter.

If the Bank does not act when it is entitled to, that does not mean it:-
(i) has agreed to the Customer's breach; or (ii) has given up its right; or (iii) is prevented from acting later.

Where the Bank has expressly waived a default by the Customer, this shall not impair any right, power or remedy of the Bank for any of the Customer's other defaults, whether occurring prior or subsequent to the waiver.

(24) **Interpretation**
Unless the context otherwise requires:
- words importing the singular number include the plural and vice versa and reference to any gender includes all genders;
- headings are for ease of reference only and shall not affect construction of the terms herein;
- reference to 'facility' shall mean a facility comprised within the Facilities;
- references to "the Bank" in this Facilities Offer Letter shall be understood to refer to HSBC Bank Malaysia Berhad;
- Where the Customer comprises two (2) or more persons, whether in partnership or otherwise, all covenants and terms shall be made by and be binding upon them jointly and severally.

(25) **Governing law**
Except where expressly provided otherwise for any facility, the terms herein shall be governed by and interpreted in accordance with the laws of Malaysia and the parties agree that the Malaysian courts shall have non-exclusive jurisdiction. The parties irrevocably waive any assertion of forum non conveniens to resolution of dispute in the Malaysian courts.

(26) **Successors and assigns**
This Facilities Offer Letter shall be binding upon the Customer's heirs estate personal representatives and successors in title and on the successors in title and assigns of the Bank. The Customer shall not assign or transfer any of its rights or obligations hereunder. Unless expressly agreed otherwise by the Bank, the Bank may assign or transfer all or any part of its rights, benefits and/or obligations under this Facilities Offer Letter or in respect of any of the facilities, and any security provided thereto, to any person by delivering to the Customer a notice in writing, or where required, by entry into more formal agreements (which the Customer hereby agrees to execute if so requested by the Bank). Such transfer shall take effect as from the effective date specified in the notice or agreement and the Bank shall thereafter be released from such rights, benefits and/or obligations.

(27) **Time is of the essence**
Time is of the essence but no failure or delay on the Bank's part to exercise any power, right or remedy hereunder shall operate as a waiver thereof nor shall any single or any partial

exercise or waiver of any such power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy. The powers, rights and remedies hereby provided are cumulative and not exclusive of any powers, rights or remedies provided by law.

(28) **Amendments**

No amendment modification termination or waiver of any provision of the Facilities Offer Letter nor consent to any departure by the Customer therefrom shall be effective unless the same shall be in writing and signed or executed by the Bank and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given unless expressly stated otherwise in the written notice. No notice to or demand on the Customer in any case shall entitle the Customer to any other further notice or demand in similar or other circumstances.

(29) **Goods and Services Tax**

If any goods and services tax ("**GST**", which expression shall include any tax of a similar nature that may be substituted for it or levied in addition to it) is chargeable by law on any amount paid, transferred or received, or payable, transferable or receivable hereunder, by whatever name called, the Customer shall promptly pay such GST and shall fully indemnify the Bank against such payment or liability (together with any interest, penalty, costs or expenses payable or incurred thereon) if the Bank is required by law to collect and make payment in respect of such GST. The Bank may apply all or part of the balance standing to the credit of any of the Customer's account(s) in or towards the discharge of any amount so payable by the Customer to the Bank.

[end of Annexure II]

Customer's acknowledgment/acceptance

To: HSBC BANK MALAYSIA BERHAD (Company No. 127776-V) ("the Bank")

We have viewed the terms of this Facilities Offer Letter (including the Schedule and Annexures) and agree to the terms thereto.

We acknowledge that notwithstanding anything to the contrary herein contained and whether it is prior to the time for annual review, the Facilities may be reviewed at any time and are subject to the Bank's overriding right of suspension, withdrawal and repayment on demand, as well as the right to call for cash cover or other acceptable security on demand (which shall be in addition, and not subject to, any similar right stipulated for any of the Facilities). Nothing contained in this Facilities Offer Letter shall be deemed to impose on the Bank any obligation to make or to continue to make available the Facilities or any advances thereunder to us.

We also acknowledge that in the event of a recall of an overdraft facility, we shall be obliged to immediately fund our overdraft account with sufficient funds to meet any un-presented cheques still in circulation and that the Bank is under no obligation whatsoever to issue any notices or requests to us to do so. Any failure on our part to do so will entitle the Bank to refuse payment on such cheques, for which the Bank shall not be liable to us in any way whatsoever.

We confirm our acceptance of the Facilities and that the Bank's agreement to provide us with the Facilities will not contravene the provisions of (a) Section 47 of the Financial Services Act 2013 read with BNM's Guidelines on Credit Transactions and Exposures with Connected Parties, and (b) Section 83 of the Banking Ordinance of the Hong Kong Special Administrative Region (collectively the **"Prohibitions"**).

We acknowledge the Bank's right to recall the Facilities in the event of any contravention of the Prohibitions.

We confirm and warrant that we shall, at all material times, be in compliance with the Foreign Exchange Administration Rules and/or other applicable rules and regulations (collectively, "the Rules") that may be relevant for purpose of, or incidental to, the granting and utilization of the Facilities. We undertake to register with, and/or obtain the approval of, Bank Negara Malaysia and/or the appropriate authority or regulator within such time frame as may be required by the Rules, where applicable, and to furnish the required document(s) evidencing compliance of the same to the Bank immediately thereafter.

We further agree that the Facilities Offer Letter embodies in writing all the terms for the Facilities to be granted to us and hereby confirm that any warranties, promises, representations or collateral agreements that may have been made to us, orally or otherwise by the Bank in the course of the pre-contractual negotiations which have not now been included in this Facilities Offer Letter shall hereafter be deemed to have lapsed and not legally binding upon the Bank nor shall it be raised as a defence or to support any claim by us in any legal proceedings.

We are responsible for assessing the terms in this Facilities Offer Letter and the Facilities and shall seek our own independent legal advice on them.

We acknowledge that we will be opening and/or maintaining our main working capital / operating account with the Bank.

If we decide to hedge any exposure related to the Facilities herein, we will first discuss with the Bank and give the Bank the opportunity to match any other offers.

To : HSBC AMANAH MALAYSIA BERHAD (Company No. 807705-X)

Debiting of Accounts with HSBC Amanah Malaysia Berhad

If we have current or deposit account(s) with HSBC Amanah Malaysia Berhad ("HSBC Amanah"), we irrevocably authorise HSBC Amanah to debit our HSBC Amanah account(s) and pay such proceeds to the Bank for any amount due from us to the Bank hereunder even if such debiting causes an overdrawn position, or any existing Cash Line-i or other relevant facility limit to be exceeded, due to insufficient funds in our HSBC Amanah account(s), and we agree to bear the financial consequences of such overdrawing or excess according to the terms and conditions imposed by HSBC Amanah. We acknowledge that the manner of debiting shall be in accordance with HSBC Amanah's Generic Terms & Conditions applicable to the relevant account.

Agreed and accepted by:-

....
Authorised Signatory(ies)

Date..

TO ALLOW SUFFICIENT TIME FOR STAMPING, THIS FACILITIES OFFER LETTER MUST BE RETURNED TO US WITHIN 7 DAYS FROM ACCEPTANCE